EXHIBIT 99.1

AutoWeb Reports Second Quarter 2021 Results

- Platform Optimization and Sustained Traffic Acquisition Efficiencies Drive Revenue and Profitability Improvements -

- Acquisition of CarZeus Assets Adds to Company’s Retail-Ready Components and Additional Runway for Revenue Growth -

TAMPA, Fla. – August 5, 2021 – AutoWeb, Inc. (Nasdaq: AUTO), a matchmaking platform for the automotive industry connecting in-market car shoppers to their preferred vehicle transactions, is reporting financial results for the second quarter ended June 30, 2021.

“Our second quarter performance advanced our momentum from Q1, demonstrating our continued progress on our transformation strategy,” said Jared Rowe, President and CEO of AutoWeb. “We generated sequential and year-over-year growth across revenue and gross profit and year-over-year improvement in net income (loss) and adjusted EBITDA. In addition, our solid operational foundation has allowed us to support our dealer and OEM customers as they mitigate ongoing industry-wide supply shortages. I am proud of our flexibility and resilience as we navigate this environment and further position our business as a transactional matchmaker at scale.”

Second Quarter 2021 Financial Highlights

	Q2 2021	Q1 2021	Q2 2020
Total Revenues	$18.7	$17.9	$17.0
Gross Profit	$6.6	$5.8	$6.0
Gross Margin	35.0%	32.5%	35.5%
Net Income/(Loss)	$(0.3)	$0.3	$(1.4)
Net Income/(Loss) per share	$(0.02)	$0.02	$(0.10)
Adjusted EBITDA[1]	$1.0	$0.2	$0.4

Second Quarter 2021 Key Operating Metrics

	Q2 2021	Q1 2021	Q2 2020
Lead Traffic[2] (millions)	17.8	19.1	18.3
Lead Volume[3] (millions)	1.2	1.2	1.2
Retail Dealer Count[4]	1,665	1,777	1,854
Retail Lead Capacity[5]	108,000	111,000	100,000
Click Traffic[6] (millions)	24.2	23.2	23.0
Click Volume[7] (millions)	4.8	5.3	5.5

_________

1 Refer to the note below about Non-GAAP financial measures and accompanying reconciliation tables.

2 Lead traffic = total visits to AutoWeb’s owned lead websites.

3 Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.

4 Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.

5 Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.

6 Click traffic = total visits to AutoWeb’s owned click referral websites and AutoWeb's Click Traffic Affiliate Network websites.

7 Click volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites and on AutoWeb's Click Traffic Affiliate Network websites.

1

Rowe continued: “While consumer demand is rebounding from last year’s pandemic-related lows, supply levels remain broadly challenged across the automotive industry. Widespread microchip shortages have forced many automakers to cut back production levels, while prices for current used and new vehicle inventory have spiked to record highs. These factors hampered our retail dealer count and leads performance throughout Q2, with one of our largest customers, FordDirect, completing an early termination of its new vehicle leads program with us at quarter-end. Though Q3 is typically another period of seasonal strength for our business, we expect these industry-level challenges to continue serving as a headwind for us through the second half of the year.

“Within this dynamic environment, we have worked to optimize our platform and layer in additional retail-ready components to support our dealers and consumers. In June, we announced a new strategic relationship with CreditIQ, an automotive retailing-focused software and service company that will allow shoppers using our search funnel to calculate car payments on a vehicle of interest. We also re-platformed both deals.autosite.com and usedcars.com during the second quarter, leveraging the technology pattern we implemented with shop.car.com in the first quarter to continue improving our operational efficiency, innovation cycle time and user experience. Over the past two quarters, we have re-platformed the bulk of our new lead generation websites and our flagship used vehicle web property, enabling us to better service in-market car buyers. As the data analyses we released last month reveal, our consumer audiences tend to be highly localized and action-minded when it comes to making a vehicle purchase. Our continued focus on creating a more comprehensive, innovative user experience aims to provide a fuller set of resources to help guide buyers towards completing a transaction.

“Subsequent to the quarter, we completed our acquisition of the assets of CarZeus, a private San Antonio-based used vehicle acquisition company majority-owned by the McCombs Family Partners. With CarZeus becoming a part of AutoWeb, we intend to work over the coming months to integrate its team and implement more efficient processes at its current San Antonio location. Over time, we intend to leverage our in-market consumer audience and several of our existing sites to scale CarZeus, deepen our presence in the used car market, and monetize our traffic more effectively. We look forward to integrating the CarZeus team into the AutoWeb organization to capitalize on these key synergies.

“As we progress into the second half of 2021, we intend to continue to strategically enhance our platform and advance our integration of CarZeus in support of our growth and transformation strategy. We believe our efficient foundation positions us well to further improve our matchmaking capacity and capture additional growth opportunities ahead.”

Second Quarter 2021 Financial Results

Total revenues in the second quarter of 2021 increased 10% to $18.7 million compared to $17.0 million in the year-ago quarter. The increase was primarily attributable to traffic acquisition efficiencies and seasonal strength, with additional contribution from a one-time lump sum payment of $0.5 million connected to the early termination of FordDirect’s new vehicle leads program. As inventory shortages persist throughout the automotive industry, AutoWeb has continued to carefully manage marketing spend to keep lead and click volumes aligned with market demand.

Gross profit in the second quarter of 2021 increased 9% to $6.6 million compared to $6.0 million in the year-ago quarter. As a percentage of revenue, gross margin was 35.0% compared to 35.5% in the year-ago quarter. The increase in gross profit was driven by the aforementioned traffic acquisition efficiencies, as well as the one-time lump sum payment from FordDirect.

2

Total operating expenses in the second quarter of 2021 decreased to $6.7 million compared to $7.3 million in the year-ago quarter. The decrease was primarily driven by continued prudent expense management throughout the organization.

Net loss in the second quarter of 2021 improved to $(0.3) million or $(0.02) per share, compared to a net loss of $(1.4) million or $(0.10) per share in the year-ago quarter.

Adjusted EBITDA in the second quarter of 2021 increased significantly to $1.0 million compared to $0.4 million in the year-ago quarter (See “Note about Non-GAAP Financial Measures” below for further discussion and the accompanying reconciliation tables). The increase was primarily driven by the aforementioned growth in gross profit that included an additional contribution from the one-time lump sum FordDirect payment.

At June 30, 2021, cash, cash equivalents and restricted cash totaled $15.2 million compared to $15.1 million at December 31, 2020.

At June 30, 2021, AutoWeb’s outstanding balance on its revolving credit facility with CIT Northridge Credit remained flat at $10.2 million compared to December 31, 2020.

CarZeus Acquisition

On August 2, 2021, AutoWeb announced the completion of its acquisition of specified assets of CarZeus, a San Antonio-based used vehicle acquisition platform that buys cars directly from San Antonio consumers and sells them to local retail automotive dealers through wholesale auctions. AutoWeb paid a total cash consideration of $400,000 to acquire specified assets of CarZeus, with CarZeus retaining ownership of its existing inventory, receivables and debt. AutoWeb has created an operating business under the name Tradein Expert Inc. (d/b/a CarZeus). CarZeus’ Founder and Vehicle Acquisition Director, Phil Kandera has joined AutoWeb as executive director, vehicle acquisition, and will lead day-to-day operations of AutoWeb’s used vehicle acquisition business under the CarZeus brand.

Conference Call

AutoWeb will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter results, followed by a question-and-answer session.

Date: Thursday, August 5, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-877-852-2929

International dial-in number: 1-404-991-3925

Conference ID: 7169687

The conference call will also be broadcast live here and at www.autoweb.com (click on “Investors” and then click on “Events & Presentations”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

3

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 12, 2021. The call will also be archived in the Investors section of the company’s website for one year.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 7169687

Tax Benefit Preservation Plan

At December 31, 2020, the company had approximately $104.1 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended (the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of June 30, 2021, there were 13,465,871 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/financial-information/tax.

About AutoWeb, Inc.

AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts and special event invitations by accessing the online registration form at http://investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures

AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

4

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer

The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) though Q3 is typically another period of seasonal strength for the company’s business, the company expects these industry-level challenges to continue serving as a headwind for us through the second half of the year; (ii) with CarZeus becoming a part of AutoWeb, the company intends to work over the coming months to integrate its team and implement more efficient processes at its current San Antonio location; (iii) over time, the company intends to leverage its in-market consumer audience and several of its existing sites to scale CarZeus, deepen the company’s presence in the used car market, and monetize the company’s traffic more effectively; (iv) as the company progresses into the second half of 2021, the company intends to continue to strategically enhance the company’s platform and advance the company’s integration of CarZeus in support of the company’s growth and transformation strategy; and (v) the company believes that its efficient foundation positions the company well to further improve the company’s matchmaking capacity and capture additional growth opportunities ahead., are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact

Mike Sadowski

Chief Financial Officer

949-862-3031

michael.sadowski@autoweb.com

Investor Relations Contact:

Cody Cree or Jackie Keshner

Gateway Investor Relations

949-574-3860

AUTO@gatewayir.com

5

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$10,849	$10,803
Restricted cash	4,309	4,304
Accounts receivable, net of allowances for bad debts and customer credits
of $326 and $406 at June 30, 2021 and December 31, 2020 , respectively	14,860	13,955
Prepaid expenses and other current assets	1,400	847
Total current assets	31,418	29,909
Property and equipment, net	3,537	2,953
Right-of-use assets	2,439	2,892
Intangibles assets, net	3,929	4,733
Other assets	508	642
Total assets	$41,831	$41,129

LIABILITIES, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,459	$7,233
Borrowings under revolving credit facility	10,155	10,185
Current portion of the PPP Loan	-	1,384
Accrued employee-related benefits	2,025	2,123
Other accrued expenses and other current liabilities	945	538
Current portion of lease liabilities	951	1,015
Current portion of financing debt	64	65
Total current liabilities	22,599	22,543

Lease liabilities, net of current portion	1,763	2,191
Financing debt, net of current portion	28	60
Total liabilities	24,390	24,794
Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, 2,000,000 shares authorized, none-issued and outstanding at June 30, 2021 and December 31, 2020, respectively	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized;
13,465,871 and 13,169,204 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	13	13
Additional paid-in capital	367,187	366,087
Accumulated deficit	(349,759)	(349,765)
Total stockholders' equity	17,441	16,335
Total liabilities, and stockholders' equity	$41,831	$41,129

6

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Lead generation	$15,225	$14,263	$29,411	$32,723
Digital advertising	3,511	2,770	7,205	8,782
Total revenues	18,736	17,033	36,616	41,505
Cost of revenues	12,179	10,993	24,250	30,108
Gross profit	6,557	6,040	12,366	11,397

Operating Expenses
Sales and marketing	2,103	2,026	4,303	4,158
Technology support	1,271	1,786	2,638	3,643
General and administrative	3,089	2,901	6,221	6,844
Depreciation and amortization	196	559	400	1,281
Total operating expenses	6,659	7,272	13,562	15,926
Operating loss	(102)	(1,232)	(1,196)	(4,529)
Interest and other (expense) income:
Interest (expense) income, net	(248)	(204)	(498)	(1,036)
Other income	46	62	1,700	130
Income (loss) before income tax provision	(304)	(1,374)	6	(5,435)
Income taxes provision	-	-	-	-
Net income (loss)	$(304)	$(1,374)	$6	$(5,435)

Basic and diluted loss per share:
Basic income (loss) per common share	$(0.02)	$(0.10)	$0.00	$(0.41)
Diluted income (loss) per common share	$(0.02)	$(0.10)	$0.00	$(0.41)

7

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$6	$(5,435)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,266	2,278
Provision for bad debt	(191)	94
Provision for customer credits	200	33
Forgiveness of PPP Loan	(1,384)	-
Share-based compensation	924	1,028
Amortization of Right-of-use assets	453	767
Changes in assets and liabilities
Accounts receivable	(914)	9,245
Prepaid expenses and other current assets	(553)	(674)
Other non-current assets	134	(84)
Accounts payable	950	(8,169)
Accrued expenses and other current liabilities	309	(147)
Lease Liabilities	(492)	(805)
Net cash provided by (used in) operating activities	708	(1,869)
Cash flows from investing activities:
Net cash used in provided by investing activities	(770)	(388)
Cash flows from financing activities:
Borrowings under PNC credit facility	-	28,564
Payments under PNC credit facility	-	(32,308)
Borrowings under CNC credit facility	35,471	33,201
Payments under CNC credit facility	(35,501)	(26,020)
Borrowings under PPP Note	-	1,384
Proceeds from exercise of stock options	176	-
Payments under financing agreement	(33)	-
Net cash provided by financing activities	113	4,821
Net increase in cash and cash equivalents and restricted cash	51	2,564
Cash and cash equivalents and restricted cash at beginning of period	15,107	5,946
Cash and cash equivalents and restricted cash at end of period	$15,158	$8,510

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$10,803	$892
Restricted cash at beginning of period	4,304	5,054
Cash and cash equivalents and restricted cash at beginning of period	$15,107	$5,946

Cash and cash equivalents at end of period	$10,849	$5,210
Restricted cash at end of period	4,309	3,300
Cash and cash equivalents and restricted cash at end of period	$15,158	$8,510

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-
Cash refunds for income taxes	$1	$381
Cash paid for interest	$435	$449
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$1,485
Purchases on account related to capitalized software	$276	$-

8

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020

Net loss (income)	$(304)	$310	$(1,374)

Depreciation and amortization	625	640	1,066
Interest income	(3)	(3)	-
Interest expense	250	253	205
Other income (expense)	17	19	-
Federal, state and local taxes	30	43	(34)
Non-cash stock compensation expense	425	499	518
Gain/(loss) on PPP Loan Forgiveness	-	(1,394)	-
Gain/(loss) on insurance reimbursement	-	(216)	-
Gain on government grant	-	-	(10)

Adjusted EBITDA	$1,040	$151	$371

9